Exhibit 99.B(d)(66)

FORM OF INVESTMENT SUB-ADVISORY AGREEMENT

SEI INSTITUTIONAL INVESTMENTS TRUST

AGREEMENT made as of the        day of      , 2005 between SEI Investments Management Corporation (the “Adviser”) and Bridgewater Associates, Inc. (the “Sub-Adviser”).

WHEREAS, SEI Institutional Investments Trust, a Massachusetts business trust (the “Trust”), is registered as an open-end management investment company under the Investment Company Act of 1940, as amended (the “1940 Act”); and

WHEREAS, the Adviser has entered into an Investment Advisory Agreement dated June 14, 1996 (the “Advisory Agreement”) with the Trust, pursuant to which the Adviser acts as investment adviser to each series of the Trust set forth on Schedule A attached hereto (each a “Fund,” and collectively, the “Funds”), as such Schedule may be amended by mutual agreement of the parties hereto and as communicated in writing to the Sub-Adviser; and

WHEREAS, the Adviser, with the approval of the Trust, desires to retain the Sub-Adviser to provide investment advisory services to the Adviser in connection with the management of a Fund, and the Sub-Adviser is willing to render such investment advisory services.

NOW, THEREFORE, the parties hereto agree as follows:

1.                                       Duties of the Sub-Adviser. Subject to supervision by the Adviser and the Trust’s Board of Trustees, the Sub-Adviser shall manage all of the securities and other assets of each Fund entrusted to it hereunder (the “Assets”), including the purchase, retention and disposition of the Assets, in accordance with the Fund’s investment objectives, policies and restrictions as stated in each Fund’s prospectus and statement of additional information, as currently in effect and as amended or supplemented from time to time and communicated in writing to the Sub-Adviser (referred to collectively as the “Prospectus”), and subject to the following:

(a)                                  The Sub-Adviser shall, in compliance with the Prospectus and subject to the direction of the Adviser, determine from time to time what Assets will be purchased, retained or sold by a Fund, and what portion of the Assets will be invested or held uninvested in cash.

(b)                                 In the performance of its duties and obligations under this Agreement, the Sub-Adviser shall act in conformity with the Trust’s Declaration of Trust (as defined herein) and the Prospectus and with the written instructions and directions of the Adviser and of the Board of Trustees of the Trust as communicated to the Sub-Adviser and will conform to and comply with the applicable requirements of the 1940 Act, the Internal Revenue Code of 1986 (the “Code”), and all other applicable federal and state laws and regulations, as each is amended from time to time. Notwithstanding anything herein to the contrary, actions taken by the Sub-Adviser in conformity with the investment guidelines provided to Sub-Adviser by the Adviser from time to time shall be deemed to be consistent with the Prospectus.

(c)                                  The Sub-Adviser shall determine the Assets to be purchased or sold by a Fund as provided in subparagraph (a) and will place orders with or through such persons, brokers or dealers to carry out the policy with respect to brokerage set forth in a Fund’s Prospectus or as the Board of Trustees or the Adviser may direct from time to time in writing, in conformity with all federal securities laws. To enable the Sub-Adviser to exercise fully such discretion, the Sub-Adviser is hereby authorized, as each Fund’s agent and attorney-in-fact, to sign and execute all documents including futures account agreements and related acknowledgements and disclosures, foreign exchange netting agreements, repurchase agreements, and swap agreements, all either individually or under an umbrella agreement and to take all other action that the Sub-Adviser reasonably considers necessary or advisable in order to carry out its duties under this Agreement. The Adviser understands that a Fund will be bound by the terms of agreements executed by the Sub-Adviser on the Fund’s behalf to the same extent as if the Fund had executed such agreement directly. In executing Fund transactions and selecting brokers or dealers, the Sub-Adviser will use its best efforts to seek on behalf of each Fund the best overall terms available. In assessing the best overall terms available for any transaction, the Sub-Adviser shall consider all factors that it deems relevant, including (but not limited to) the breadth of the market in the security, the price of the security, the financial condition and execution capability of the broker or dealer, and the reasonableness of the commission, if any, both for the specific transaction and on a continuing basis. In evaluating the best overall terms available, and in selecting the broker-dealer to execute a particular transaction, the Sub-Adviser may also consider the brokerage and research services provided (as those terms are defined in Section 28(e) of the Securities Exchange Act of 1934 (the “Exchange Act”)). Consistent with any guidelines established by the Board of Trustees of the Trust and communicated to the Sub-Adviser in writing and Section 28(e) of the Exchange Act, the Sub-Adviser is authorized to pay to a broker or dealer who provides such brokerage and research services a commission for executing a portfolio transaction for a Fund which is in excess of the amount of commission another broker or dealer would have charged for effecting that transaction if, but only if, the Sub-Adviser determines in good faith that such commission was reasonable in relation to the value of the brokerage and research services provided by such broker or dealer — viewed in terms of that particular transaction or in terms of the overall responsibilities of the Sub-Adviser to its discretionary clients, including a Fund. In addition, the Sub-Adviser is authorized to allocate purchase and sale orders for securities to brokers and dealers that are affiliated with the Adviser, Sub-Adviser or the Trust’s principal underwriter if the Sub-Adviser believes that the quality of the transaction and the commission are comparable to what they would be with other qualified firms. In no instance, however, will a Fund’s Assets be purchased from or sold to the Adviser, Sub-Adviser, the Trust’s principal underwriter, or any affiliated person of either the Trust, Adviser, the Sub-Adviser or the principal underwriter, acting as principal in the transaction, except to the extent permitted by the Securities and Exchange Commission (“SEC”) and the 1940 Act.

(d)                                 The Sub-Adviser shall maintain all books and records with respect to transactions involving the Assets required by subparagraphs (b)(5), (6), (7), (9), (10) and (11) and paragraph (f) of Rule 31a-1 under the 1940 Act. The Sub-Adviser shall provide to the Adviser or the Board of Trustees such periodic and special reports and information relating to the costs and profitability of the advisory services provided by the Sub-Adviser under this Agreement as the Adviser or Board of Trustees may reasonably request.

The Sub-Adviser shall keep the books and records relating to the Assets required to be maintained by the Sub-Adviser under this Agreement and shall timely furnish to the Adviser all information relating to the Sub-Adviser’s services under this Agreement needed by the Adviser to keep the other books and records of a Fund required by Rule 31a-1 under the 1940 Act. The Sub-Adviser shall also furnish to the Adviser upon a written request any other information relating to the Assets that is required to be filed by the Adviser or the Trust with the SEC or sent to shareholders under the 1940 Act (including the rules adopted thereunder) or any exemptive or other relief that the Adviser or the Trust obtains from the SEC. The Sub-Adviser agrees that all records that it maintains on behalf of a Fund are property of the Fund and the Sub-Adviser will surrender promptly to a Fund any of such records upon the Fund’s request; provided, however, that the Sub-Adviser may retain a copy of such records. In addition, for the duration of this Agreement, the Sub-Adviser shall preserve for the periods prescribed by Rule 31a-2 under the 1940 Act any such records as are required to be maintained by it pursuant to this Agreement, and shall transfer said records to the Adviser.

(e)                                  The Sub-Adviser shall provide a Fund’s custodian on each business day with information relating to all transactions concerning a Fund’s Assets and shall provide the Adviser with such information upon a written request of the Adviser.

(f)                                    The investment management services provided by the Sub-Adviser under this Agreement are not to be deemed exclusive and the Sub-Adviser shall be free to render similar services to others, as long as such services do not impair the services rendered to the Adviser or the Trust. The Adviser acknowledges that the Sub-Adviser will not be deemed to be favoring or preferring other client accounts over a Fund’s account solely by reason of the fact that transactions or activities entered into by the Sub-Adviser for other client accounts may differ from those entered into for the Fund; such differences may arise from a variety of factors, which may include, by way of example, (i) specific client instructions, (ii) differing investment objectives, policies, methods, strategies, or restrictions applicable to accounts, (iii) the time or times when assets are added to or removed from an account, (iv) the amount of leverage used in managing an account, (v) the size of the account, and (vi) client restrictions on brokers, dealers, or counterparties. The Adviser acknowledges that such differences may result in a Fund’s account underperforming one or more other accounts managed by the Sub-Adviser or its affiliates.

(g)                                 The Sub-Adviser shall promptly notify the Adviser of any financial condition that is likely to materially impair the Sub-Adviser’s ability to fulfill its commitment under this Agreement.

(h)                                 (i)                                     Except under the circumstances set forth in subsection (ii), the Sub-Adviser shall not be responsible for reviewing proxy solicitation materials or voting and handling proxies in relation to the securities held as Assets in a Fund. If the Sub-Adviser receives a misdirected proxy, it shall promptly forward such misdirected proxy to the Adviser.

(ii)                                  The Sub-Adviser hereby agrees that upon 60 days’ written notice from the Adviser, the Sub-Adviser shall assume responsibility for reviewing proxy solicitation materials and voting proxies in relation to the securities held as Assets in a Fund. As of the time the Sub-Adviser shall assume such responsibilities with respect to proxies under this sub-section (ii), the Adviser shall instruct the custodian and other parties providing services to a Fund to promptly forward misdirected proxies to the Sub-Adviser.

(i)                                     In performance of its duties and obligations under this Agreement, the Sub-Adviser shall not consult with any other sub-adviser to a Fund or a sub-adviser to a portfolio that is under common control with a Fund concerning the Assets, except as permitted by the policies and procedures of a Fund. The Sub-Adviser shall not provide investment advice to any assets of a Fund other than the Assets.

(j)                                     On occasions when the Sub-Adviser deems the purchase or sale of a security to be in the best interest of a Fund as well as other clients of the Sub-Adviser and/or proprietary accounts of the Sub-Adviser and its affiliates, the Sub-Adviser may, to the extent permitted by applicable law and regulations, aggregate the order for securities to be sold or purchased. In such event, the Sub-Adviser will allocate securities so purchased or sold, as well as the expenses incurred in the transaction, in a manner the Sub-Adviser reasonably considers to be equitable and consistent with its fiduciary obligations to a Fund and to such other clients under the circumstances.

Services to be furnished by the Sub-Adviser under this Agreement may be furnished through the medium of any of the Sub-Adviser’s partners, officers, employees or control affiliates; provided, however, that the use of such mediums does not relieve the Sub-Adviser from any obligation or duty under this Agreement.

2.                                       Duties of the Adviser. The Adviser shall continue to have responsibility for all services to be provided to each Fund pursuant to the Advisory Agreement and shall oversee and review the Sub-Adviser’s performance of its duties under this Agreement; provided, however, that in connection with its management of the Assets, nothing herein shall be construed to relieve the Sub-Adviser of responsibility for compliance with the Trust’s Declaration of Trust (as defined herein), the Prospectus, the instructions and directions of the Board of Trustees of the Trust as communicated in writing to the Sub-Adviser, the requirements of the 1940 Act, the Code, and all other applicable federal and state laws and regulations, as each is amended from time to time.

3.                                       Delivery of Documents. The Adviser has furnished the Sub-Adviser with copies of each of the following documents:

(a)                                  The Trust’s Agreement and Declaration of Trust, as filed with the Secretary of State of the Commonwealth of Massachusetts (such Agreement and Declaration of Trust, as in effect on the date of this Agreement and as amended from time to time, herein called the “Declaration of Trust”);

(b)                                 By-Laws of the Trust (such By-Laws, as in effect on the date of this Agreement and as amended from time to time, are herein called the “By-Laws”); and

(c)                                  Prospectus of each Fund.

4.                                       Compensation to the Sub-Adviser. For the services to be provided by the Sub-Adviser pursuant to this Agreement, the Adviser will pay the Sub-Adviser, and the Sub-Adviser agrees to accept as full compensation therefor, a sub-advisory fee at the rate specified in Schedule B which is attached hereto and made part of this Agreement. The fee will be calculated based on the average daily value of the Assets, excluding cash, under the Sub-Adviser’s management and will be paid to the Sub-Adviser monthly, promptly after month-end, but in any event not later than 30 days after month-end. For the avoidance of doubt, notwithstanding the fact that the Agreement has not been terminated, no fee will be accrued under this Paragraph 4 with respect to any day that the value of the Assets under the Sub-Adviser’s management equals zero. Except as may otherwise be prohibited by law or regulation (including any then current SEC staff interpretation), the Sub-Adviser may, in its sole discretion and from time to time, waive a portion of its fee.

5.                                       Indemnification. The Sub-Adviser shall indemnify and hold harmless the Adviser from and against any and all claims, direct losses or damages (including reasonable attorney’s fees and other reasonable litigation-related expenses) howsoever arising from or in connection with the performance of the Sub-Adviser’s obligations under this Agreement; provided, however, that the Sub-Adviser’s obligation under this Paragraph 5 shall be reduced to the extent that the claim against, or the loss, liability or damage experienced by the Adviser, is caused by or is otherwise directly related to the Adviser’s own willful misfeasance, bad faith or negligence, or to the reckless disregard of its duties under this Agreement.

The Adviser shall indemnify and hold harmless the Sub-Adviser from and against any and all claims, direct losses or damages (including reasonable attorney’s fees and other reasonable litigation-related expenses) howsoever arising from or in connection with the performance of the Adviser’s obligations under this Agreement; provided, however, that the Adviser’s obligation under this Paragraph 5 shall be reduced to the extent that the claim against, or the loss, liability or damage experienced by the Sub-Adviser, is caused by or is otherwise directly related to the Sub-Adviser’s own willful misfeasance, bad faith or negligence, or to the reckless disregard of its duties under this Agreement.

6.                                       Duration and Termination. This Agreement shall become effective upon approval by the Trust’s Board of Trustees and its execution by the parties hereto. Pursuant to the exemptive relief obtained in the SEC Order dated April 29, 1996, Investment Company Act Release No. 21921, approval of the Agreement by a majority of the outstanding voting securities of a Fund is not required, and the Sub-Adviser acknowledges that it and any other sub-adviser so selected and approved shall be without the protection (if any) accorded by shareholder approval of an investment adviser’s receipt of compensation under Section 36(b) of the 1940 Act.

This Agreement shall continue in effect for a period of more than two years from the date hereof only so long as continuance is specifically approved at least annually in conformance with the 1940 Act; provided, however, that this Agreement may be terminated with respect to a Fund (a) by the Fund at any time, without the payment of any penalty by the vote of a majority of Trustees of the Trust or by the vote of a majority of the outstanding voting securities of the Fund, (b) by the Adviser at any time, without the payment of any penalty, on not more than 60 days’ nor less than 30 days’ written notice to the Sub-Adviser, or (c) by the Sub-Adviser at any time, without the payment of any penalty, on 60 days’ written notice to the Adviser. This Agreement shall terminate automatically and immediately in the event of its assignment, or in the event of a termination of the Advisory Agreement with the Trust. As used in this Paragraph 6, the terms “assignment” and “vote of a majority of the outstanding voting securities” shall have the respective meanings set forth in the 1940 Act and the rules and regulations thereunder, subject to such exceptions as may be granted by the SEC under the 1940 Act.

The termination of this Agreement shall not affect or prejudice any rights or obligations, which have accrued or arisen under this Agreement prior to the time of termination and such rights and obligations shall survive the termination of this Agreement indefinitely.

7.                                       Governing Law. This Agreement shall be governed by the internal laws of the Commonwealth of Massachusetts, without regard to conflict of law principles; provided, however, that nothing herein shall be construed as being inconsistent with the 1940 Act.

Notwithstanding anything to the contrary, nothing in this Agreement shall in any way constitute a waiver or limitation of any rights that the Adviser or the Fund may have under applicable state or federal securities laws.

8.                                       Severability. Should any part of this Agreement be held invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors.

9.                                       Notice. Any notice, advice or report to be given pursuant to this Agreement shall be signed by an individual authorized to provide instructions to the other party, or if by email, must originate from the email account of an individual authorized to instruct the other party. Any such notice shall be deemed to be given, and receipt will be deemed to have occurred, upon acknowledgement of receipt via facsimile or email, with such acknowledgement not to be unreasonably withheld. Any party to this Agreement may change its address by notice to the other party:

To the Adviser at:	SEI Investments Management Corporation One Freedom Valley Road Oaks, PA 19456 Attention: Legal Department

To the Sub-Adviser at:

Bridgewater Associates, Inc.
1 Glendinning Place
Westport, CT 06880
Attention: Peter R. La Tronica
Facsimile No.: (203) 291-7300
Email: prl@bwater.com

With a copy to the Legal & Compliance
Department at:
Facsimile No.: (203) 291-7300
Email: bridgewater_legal@bwater.com

10.                                 Non-Hire/Non-Solicitation. The parties hereto agree that so long as the Sub-Adviser provides services to the Adviser or the Trust and for a period of one year following the date on which the Sub-Adviser ceases to provide services to the Adviser and the Trust, the parties shall not for any reason, directly or indirectly, on their own behalf or on behalf of others, hire any person employed by the other party, whether or not such person is a full-time employee or whether or not any person’s employment is pursuant to a written agreement or is at-will. The parties further agree that, to the extent that the one party breaches the covenant described in this paragraph, the other party shall be entitled to pursue all appropriate remedies in law or equity.

11.                                 Entire Agreement. This Agreement embodies the entire agreement and understanding between the parties hereto, and supersedes all prior agreements and understandings relating to this Agreement’s subject matter. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but such counterparts shall, together, constitute only one instrument.

In the event the terms of this Agreement are applicable to more than one portfolio of the Trust (for purposes of this Paragraph 11, each a “Fund”), the Adviser is entering into this Agreement with the Sub-Adviser on behalf of the respective Funds severally and not jointly, with the express intention that the provisions contained in each numbered paragraph hereof shall be understood as applying separately with respect to each Fund as if contained in separate agreements between the Adviser and Sub-Adviser for each such Fund. In the event that this Agreement is made applicable to any additional Funds by way of a Schedule executed subsequent to the date first indicated above, provisions of such Schedule shall be deemed to be incorporated into this Agreement as it relates to such Fund so that, for example, the execution date for purposes of Paragraph 6 of this Agreement with respect to such Fund shall be the execution date of the relevant Schedule.

12.                                 Representations and Warranties of the Adviser. The Adviser represents and warrants that:

A.                                   The Adviser received Part II of the Form ADV of the Sub-Adviser at least 48 hours prior to the date of this Agreement.

B.                                     The Adviser acknowledges that the methods, models, and strategies of the Sub-Adviser (the “Trading Approach”) are all confidential property of the Sub-Adviser. Nothing in this Agreement shall require the Sub-Adviser to disclose any details of its Trading Approach. The Adviser further agrees that it will keep confidential and will not disseminate the Sub-Adviser’s Trading Approach or details with regard to portfolio transactions entered into by the Sub-Adviser on behalf of a Fund and Fund portfolio holdings information that is attributed to the Sub-Adviser, except as, and to the extent that is expressly required by law or regulation.

C.                                     The Adviser represents and warrants that the Trust has filed a notice with the National Futures Association pursuant to Commodity Futures Trading Commission Rule 4.5 claiming exclusion from the definition of a Commodity Pool Operator and otherwise complies with all other relevant provisions of the Commodity Exchange Act.

D.                                    The Adviser represents and warrants that the Trust is a “Qualified Institutional Buyer” as such term is defined in Rule 144A(1)(iv) under the Securities Act of 1933, as amended.

E.                                      The Adviser acknowledges that the Sub-Adviser may be subject to United States of America and/or European Union anti-money laundering regulations and is required to, among other things, ascertain that each Fund is in compliance with the Fund’s local regulations. To assist the Sub-Adviser in meeting its obligation, the Adviser represents that each Fund is regulated by the relevant recognized regulatory authorities within the Fund’s jurisdiction, and the Fund complies with these regulations. In addition, the Adviser acknowledges that each Fund has appropriate procedures in place to obtain and review identification information of all funds and the source of funds used for investments made pursuant to this Agreement.

F.                                      The Adviser confirms that, to the best of the Adviser’s knowledge and belief, the Assets are not, in whole or in part, the proceeds of drug trafficking or other such criminal activity, nor do they represent, in whole or in part, directly or indirectly, such proceeds.

G.                                     The Adviser agrees that each Fund’s account will be an exempt account under Commodity Futures Trading Commission Rule 4.7.

13.                                 Miscellaneous.

(a)                                  A copy of the Declaration of Trust is on file with the Secretary of State of the Commonwealth of Massachusetts, and notice is hereby given that the obligations of this instrument are not binding upon any of the Trustees, officers or shareholders of a Fund or the Trust.

(b)                                 Where the effect of a requirement of the 1940 Act reflected in any provision of this Agreement is altered by a rule, regulation or order of the SEC, whether of special or general application, such provision shall be deemed to incorporate the effect of such rule, regulation or order.

PURSUANT TO AN EXEMPTION FROM THE COMMODITY FUTURES TRADING COMMISSION IN CONNECTION WITH ACCOUNTS OF QUALIFIED ELIGIBLE PERSONS, THIS BROCHURE OR ACCOUNT DOCUMENT IS NOT REQUIRED TO BE, AND HAS NOT BEEN, FILED WITH THE COMMISSION. THE COMMODITY FUTURES TRADING COMMISSION DOES NOT PASS UPON THE MERITS OF PARTICIPATING IN A TRADING PROGRAM OR UPON THE ADEQUACY OR ACCURACY OF COMMODITY TRADING ADVISOR DISCLOSURE. CONSEQUENTLY, THE COMMODITY FUTURES TRADING COMMISSION HAS NOT REVIEWED OR APPROVED THIS TRADING PROGRAM OR THIS BROCHURE OR ACCOUNT DOCUMENT.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their officers designated below as of the day and year first written above.

SEI Investments Management Corporation	Bridgewater Associates, Inc.

By:	By:

Name:	Name:

Title:	Title:

Schedule A

to the

Sub-Advisory Agreement

between

SEI Investments Management Corporation

and

Bridgewater Associates, Inc.

As of          , 2005

SEI INSTITUTIONAL INVESTMENTS TRUST

International Fixed Income Fund

Large Cap Disciplined Equity Fund

Schedule B

to the

Sub-Advisory Agreement

between

SEI Investments Management Corporation

and

Bridgewater Associates, Inc.

As of          , 2005

Pursuant to Paragraph 4, the Adviser shall pay the Sub-Adviser compensation at an annual rate as follows:

SEI INSTITUTIONAL INVESTMENTS TRUST

International Fixed Income Fund

Large Cap Disciplined Equity Fund

Agreed and Accepted:

SEI Investments Management Corporation	Bridgewater Associates, Inc.

By:	By:

Name:	Name:

Title:	Title: